UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 16, 2007
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA		92649
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective April 16, 2007, Steven L. Brink resigned as Chief Financial Officer and Treasurer of Quiksilver, Inc. (the “Company”) and Mr. Joseph Scirocco was appointed Executive Vice President and Chief Financial Officer of the Company.
     Prior to joining the Company, Mr. Scirocco, 50, served in various executive capacities with Tommy Hilfiger Corporation from 1997 through 2006, including as Chief Financial Officer from 2002 through November 2006. Mr. Scirocco was an audit partner in the consumer and retail practice of Price Waterhouse LLP from 1990 through 1997. He is a graduate of Yale University.
     In connection with his appointment, the Company entered into an employment agreement with Mr. Scirocco effective as of April 16, 2007. The employment agreement is filed with this report as Exhibit 10.1. The material terms and conditions of the employment agreement are summarized below.
     Pursuant to the terms of his employment agreement, Mr. Scirocco will receive a base salary of $550,000, subject to periodic review by the Company and may be adjusted either up or down, based on the Company’s performance, his individual performance, market conditions or such other factors as are deemed relevant by the Company; provided, however, that it may not be adjusted below $550,000. The employment agreement also provides that he is eligible to receive an annual discretionary bonus approved by the Compensation Committee and is entitled to a clothing allowance of $4,000 annually.
     The employment agreement requires that the Company pay the premium on a $2,000,000 term life insurance policy for Mr. Scirocco, payable to his designees; provided, however, that the Company is not required to pay annual premiums for such policy in excess of $5,000.
     The employment agreement also provides that he will be a participant in the Company’s 2000 Stock Incentive Plan, or any successor equity plan, on such terms as are established by the Board of Directors, but substantially similar to those granted to other Company senior executives of equivalent level. The agreement further provides that all stock options granted to Mr. Scirocco shall provide that if he is terminated by the Company without “cause,” as a result of his death or permanent disability or by him for “good reason,” all such stock options will automatically vest in full on an accelerated basis and remain exercisable until the earlier to occur of (i) the first anniversary of such termination, (ii) the end of the option term or (iii) termination pursuant to other provisions of the applicable option plan or agreement, such as a corporate transaction.
     The employment agreement continues for an unspecified term and may be terminated by the Company or Mr. Scirocco without cause at any time for any reason, subject to the payment of certain amounts as set forth below. If the Company terminates Mr. Scirocco’s employment without cause, or if he terminates his employment for good reason, the terms of the employment agreement provide that the Company will (i) pay the full amount of any unpaid discretionary bonus from the preceding year, if any, (ii) continue to pay his base salary for a period of one and one-half years, (iii) pay a pro rata portion of the bonus for the fiscal year in which such termination occurs, and (iv) pay an amount equal to two times the average annual bonus earned by him during the two most recently completed fiscal years payable over one and one-half years following his termination. Notwithstanding the foregoing, if such termination occurs within one year following a change in control of the Company, the period of salary continuation shall be increased by six months. The payment period for the payment based on average annual bonus shall also be extended by six months. If the Company terminates his employment for cause or he terminates his employment without good reason, then he receives his base salary and benefits earned and accrued prior to termination and, if the basis for cause is his death or permanent disability, he will also receive the pro rata portion of his bonus for the year in which such termination occurs.
     In connection with joining the Company, Mr. Scirocco also received a stock option grant to purchase 40,000 shares of the Company’s common stock. The stock options are non-qualified and will generally vest in equal installments over a three year period, beginning on the first anniversary date of the grant, subject to Mr. Scirocco’s continued employment. The exercise price of the stock options is equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of the grant.
     Mr. Scirocco has also entered into the Company’s standard form Indemnity Agreement.
     There are no arrangements or understandings between Mr. Scirocco and any other person pursuant to which Mr. Scirocco is appointed Executive Vice President and Chief Financial Officer, nor is there a family relationship between any director or executive officer and Mr. Scirocco. Mr. Scirocco has not entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
     On April 13, 2007, the Company entered into an agreement with Mr. Brink in connection with his separation of service from the Company. A copy of such separation agreement is filed with this report as Exhibit 10.2. This separation agreement supersedes the employment agreement the Company entered into with Mr. Brink in May 2005, as amended in December 2006. The material terms and conditions of the separation agreement are summarized below.
     Pursuant to the separation agreement, Mr. Brink resigned as the Company’s Chief Financial Officer and Treasurer effective April 16, 2007, although he will remain an employee of the Company through July 31, 2007, or such earlier date as he commences employment with another party, (the “Transition Period”), providing the Company with transition services to assist it in transferring his responsibilities. He will also serve as a consultant to the Company following the Transition Period on an as-requested-basis to assist the Company with respect to such matters as the Company reasonably requests. The Company will pay him $300 per hour for any such services.
     The separation agreement provides that Mr. Brink will receive (i) his current base salary through the Transition Period, (ii) severance pay totaling $1,500,000 consisting of (A) a lump sum payment of $750,000 in February 2008 and (B) $62,500 per month beginning February 2008 and continuing through January 2009, (iii) payment of $16,740 in premiums on a life insurance policy, and (iv) payment of COBRA premiums for a period following termination. In addition, when Mr. Brink ceases to provide services to the Company, either at the end of the Transition Period or, if he continues to provide consulting services thereafter, when such services cease, all of his stock options will accelerate and vest and he will have up to one year (90 days with respect to certain options) to exercise such stock options after which they will expire. All of Mr. Brink’s unvested restricted stock shall expire and be surrendered to the Company as of April 16, 2007. The separation agreement includes a waiver and release of claims by Mr. Brink.
     On April 12, 2007, the Board of Directors of the Company also appointed David H. Morgan as the Company’s Executive Vice President and Chief Operating Officer. Mr. Morgan, 47, had served as the Company’s Executive Vice President, Global Finance and Operations since he joined the Company in February 2006. Prior to joining the Company, Mr. Morgan held various executive positions at the L’Oreal Group between 1991 and 2006, including as a finance director in London and various senior operational and finance positions in Paris. Between 2001 and 2006, Mr. Morgan led the finance group for L’Oreal’s Consumer Products division where he was principally responsible for all operational and finance matters related to such division. Prior to 1991, Mr. Morgan worked at Arthur Anderson, LLP in various positions. Mr. Morgan received his B.A. in French from Durham University in England.
     There are no arrangements or understandings between Mr. Morgan and any other person pursuant to which Mr. Morgan is appointed Executive Vice President and Chief Operating Officer, nor is there a family relationship between any director or executive officer and Mr. Morgan. Mr. Morgan has not entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
     A copy of the April 16, 2007 press release relating to the above events is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
          The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description
10.1	Employment Agreement between Joseph Scirocco and Quiksilver, Inc. dated April 12, 2007

10.2	Separation Agreement between Steven L. Brink and Quiksilver, Inc. dated April 13, 2007

99.1	Press Release of Quiksilver, Inc. dated April 16, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2007	Quiksilver, Inc. (Registrant)
	By:	/s/ Charles S. Exon
Charles S. Exon
Executive Vice-President, Business & Legal Affairs, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description
10.1	Employment Agreement between Joseph Scirocco and Quiksilver, Inc. dated April 12, 2007

10.2	Separation Agreement between Steven L. Brink and Quiksilver, Inc. dated April 13, 2007

99.1	Press Release of Quiksilver, Inc. dated April 16, 2007